AGREEMENT BETWEEN PARADIGM HOLDINGS, INC. AND THOMAS J. KRISTOFCO AND ROBERT J. DUFFY

THIS AGREEMENT (the "Agreement") is entered into this 16th day of August, 2006, by and among PARADIGM HOLDINGS, INC., a Wyoming corporation ("Paradigm"), PARADIGM SOLUTIONS INTERNATIONAL, INC., a Maryland corporation and wholly-owned subsidiary of Paradigm ("PSI"), Thomas J. Kristofco ("Kristofco") and Robert J. Duffy ("Duffy").

RECITALS

WHEREAS, on October 14, 2005, Paradigm, PSI, Blair Management Services, Inc. t/d/b/a Blair Technology Group, a Pennsylvania corporation ("Blair") and the shareholders of Blair (collectively, the "Shareholders") consummated a Merger Agreement (the "Merger Agreement"), whereby Blair was merged with and into PSI. PSI is the surviving corporation and continues its corporate existence under the laws of the State of Maryland as a wholly-owned subsidiary of Paradigm. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, the Shareholders exchanged all of the issued and outstanding capital stock of Blair in exchange for (i) One Million Dollars (US $1,000,000), (ii) five hundred thousand shares of common stock, par value $0.01 per share, of Paradigm (the "Shares") and (iii) $465,553 in cash to satisfy notes payable to shareholders;

WHEREAS, pursuant to the Merger Agreement and an Escrow Agreement entered into contemporaneously with the Merger Agreement, sixty thousand (60,000) of the Shares are presently being held in escrow subject to the terms and conditions of the Merger Agreement;

WHEREAS, under the terms of the Merger Agreement, Paradigm agreed to issue to the Shareholders up to an additional 350,000 shares of common stock of Paradigm pursuant to an earn-out provision (the "Contingent Shares");

WHEREAS, Messrs. Kristofco, Duffy and Stephen M. Fochler ("Fochler") were the Shareholders and each entered into employment agreements with PSI simultaneously with entering into the Merger Agreement;

WHEREAS, the parties hereto recognize that the circumstances that existed at the time the Merger Agreement was executed have changed;

WHEREAS, Fochler, who served as an employee of PSI, has resigned his position with PSI and has agreed separately to waive his pro rata rights to the Contingent Shares that might otherwise be forthcoming to him pursuant to Section 1.7 of the Merger Agreement;

WHEREAS, the parties hereto wish to enter into this Agreement in order to reflect current circumstances and modify the number, terms and conditions of Contingent Shares to be issued to Kristofco and Duffy in exchange for the release by Kristofco and Duffy of their right to receive bonus compensation under the respective employment agreements with PSI; and

WHEREAS, each party to this Agreement has made the decision and determination that it or he has sufficient information necessary to enter into and execute this Agreement

AGREEMENT

NOW, THEREFORE, for and in consideration of the agreements, covenants, and obligations contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. **Incorporation of Recitals**. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. **Cancellation of Contingent Shares Pursuant to Merger Agreement**. The parties hereto agree that, as applied to Kristofco and Duffy, Section 1.7 of the Merger Agreement with respect to the Contingent Share provisions shall be canceled and replaced in its entirety with Section 3, below. Neither Kristofco nor Duffy shall be entitled to receive Contingent Shares under the Merger Agreement except as set forth in Section 3, below.

3. **Issuance of Contingent Shares**. To the extent Kristofco and Duffy are employed by Paradigm and/or PSI on the respective dates indicated in the table below, or if no longer employed by Paradigm and/or PSI on the respective dates for any reasons other than voluntary termination or termination for Cause, each of Kristofco and Duffy shall be awarded newly-issued shares of Paradigm as set forth below:

Individual	Number of Paradigm Shares to be Issued September 1, 2006	Number of Paradigm Shares to be Issued November 1, 2006	Number of Paradigm Shares to be Issued December 31, 2006
Kristofco	77,777	77,778	77,778
Duffy	19,444	19,444	19,445

For purposes hereof, "Cause" shall mean (a) the conviction with respect to any felony or misdemeanor involving theft, fraud, dishonesty or misrepresentation; (b) any material misappropriation, embezzlement or conversion of Paradigm's and/or PSI's property; or (c) willful misconduct in respect to the material duties or obligations of the executive with respect to their employment with Paradigm and/or PSI.

Kristofco and Duffy, each in exchange for this opportunity to be awarded the aforesaid shares, formally and absolutely extinguish all rights to any and all other Contingent Shares as described in and which could have been earned or awarded pursuant to Section 1.7 of the Merger Agreement. Nothing herein is intended to nor shall be construed as limiting or in any other way affecting the rights or obligations of the signatories under and pursuant to any other section of the Merger Agreement.

4. **Binding Nature.** Each of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

5. **Independent Representation.** Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

6. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

7. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, exclusive of conflicts or choice of laws rules or comity.

8. **Enforceability.** If any provision (or portion thereof) of this Agreement is adjudged invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof and such provision, as so modified or interpreted, shall remain in full force and effect thereafter.

Date: 8/22/06 By: [signature]

Raymond A. Huger, Chairman & CEO
PARADIGM HOLDINGS, INC.,
a Wyoming corporation

Date: 8/16/06 [signature]

Thomas J. Kristofco

Date: 8/16/06 [signature]

Robert J. Duffy